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           FORM 8-K, EXHIBIT F, NEWS RELEASE DATED NOVEMBER 21, 1995

                 Contacts:Media --H. W. Chaddock (302) 429-5261
                        W. R. McLaughlin (302) 429-5443
                     Analysts --T. L. Hughes (302) 429-5363
                          K. P. Murphy (302) 429-5471


                    FOR IMMEDIATE RELEASE November 21, 1995


               COLUMBIA GAS PROJECTS NEW DEBENTURE INTEREST RATES
            ASSUMING EMERGENCE FROM CHAPTER 11 ON NOVEMBER 28, 1995

                 WILMINGTON, DEL. -- The Columbia Gas System, Inc. (NYSE:CG) today published the projected interest rates that could be applicable to the $2 billion of new debentures the company will issue upon emergence from Chapter 11.

                 The projected rates are based on the pricing formula contained in its plan of reorganization and assume that Columbia will emerge from Chapter 11 on November 28, 1995, the first day following the expiration of the appeal period for the Bankruptcy Court's November 15 order confirming the plan of reorganization.

                 The new debt securities have been rated BBB by Standard & Poors and Fitch Investment Service and Baa3 by Moodys.

                 The securities, projected interest rates and CUSIP numbers are:

/ /              6.39% Series A Debentures due November 28, 2000 -- CUSIP No.
                 197648BY3

/ /              6.61% Series B Debentures due November 28, 2002 -- CUSIP No.
                 197648BZ0

/ /              6.80% Series C Debentures due November 28, 2005 -- CUSIP No.
                 197648CA4

/ /              7.05% Series D Debentures due November 28, 2007 -- CUSIP No.
                 197648CB2

/ /              7.32% Series E Debentures due November 28, 2010 -- CUSIP No.
                 197648CC0

/ /              7.42% Series F Debentures due November 28, 2015 -- CUSIP No.
                 197648CD8

/ /              7.62% Series G Debentures due November 28, 2025 -- CUSIP No.
                 197648CE6